UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

BLACK DIAMOND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, 14th Floor
Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

(617) 252-0848

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On June 6, 2024, Black Diamond Therapeutics, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) in a virtual-only format via live webcast. As further described in Item 5.07 to this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to limit the liability of certain officers of the Company as permitted by Delaware law, as further described in the Company’s definitive proxy statement (the “Proxy Statement”) filed on April 24, 2024 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The Certificate of Amendment was previously approved by the Company’s Board of Directors (the “Board”), subject to approval by the Company’s stockholders.

On June 6, 2024, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware and the Certificate of Amendment became effective upon filing.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 6, 2024. Proxies were solicited pursuant to the Proxy Statement. As of the close of business on April 9, 2024, the record date for the Annual Meeting, the number of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting was 52,530,334. The number of shares of Common Stock present in person or by remote communication, if applicable, or represented by valid proxy at the Annual Meeting was 46,716,888, thus establishing a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting were considered shares of Common Stock represented in person at the Annual Meeting. Each share of Common Stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked to vote on the following matters, which are described in detail in the Proxy Statement: (i) to elect two Class I director nominees to the Board, each to serve until the Company’s 2027 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal (“Proposal No. 1”), (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal No. 2”) and (iii) to approve the Certificate of Amendment to limit the liability of certain of the Company’s officers as permitted by Delaware law (“Proposal No. 3”).

The voting results reported below are final.

Proposal No. 1

Prakash Raman and Mark A. Velleca were duly elected to the Board as Class I directors. The results of the stockholders’ vote with respect to the election of the Class I directors were as follows:

CLASS I DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
Prakash Raman	40,193,088	56,745	6,467,055
Mark A. Velleca	38,950,009	1,299,824	6,467,055

Proposal No. 2

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified. The results of the stockholders’ vote with respect to such ratification were as follows:

FOR	AGAINST	ABSTAIN
46,676,151	31,101	9,636

Proposal No. 3

The Certificate of Amendment to limit the liability of certain of the Company’s officers as permitted by Delaware law was approved. The results of the stockholders’ vote with respect to such approval were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
39,725,976	492,202	31,655	6,467,055

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK DIAMOND THERAPEUTICS, INC.

Date: June 6, 2024	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	Chief Operating Officer and General Counsel